                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 23, 1999

                                   ----------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ROYAL BANCSHARES OF PENNSYLVANIA, INC. will be held at Twelve Caesars Banquet Facility, 4200 City Line Avenue, Philadelphia, Pennsylvania, 18049 on Wednesday, June 23, 1999, at 6:30 p.m. for the following purposes:

         1. ELECTION OF DIRECTORS. To elect four Class III Directors to serve a term of three years and until their successors are elected and qualified.

         2. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournment or postponement thereof.

         Only shareholders of record at the close of business on May 7, 1999 are entitled to notice of and to vote at the meeting.

         A copy of the 1998 Annual Report of Royal Bancshares of Pennsylvania, Inc. has been provided contemporaneously herewith. Additional copies of the 1998 Annual Report are available upon request.

                                              By Order of the Board of Directors

                                              /s/ Richard S. Hannye
                                              ----------------------------------
                                              Richard S. Hannye, Esquire
                                              Secretary


Enclosures (Proxy Card and Annual Report)
May 27, 1999

         WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AFTER GIVING WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                     ROYAL BANCSHARES OF PENNSYLVANIA, INC.
                              732 MONTGOMERY AVENUE
                          NARBERTH, PENNSYLVANIA 19072

                                   ----------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 23, 1999

                                   ----------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Royal Bancshares of Pennsylvania, Inc. for the Annual Meeting of Shareholders of the corporation to be held on June 23, 1999, and any adjournment or postponement of the meeting. The expense of soliciting proxies will be borne by the corporation. In addition to the use of the mails, directors, officers and employees of the corporation may, without additional compensation, solicit proxies personally or by telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons and, upon request therefor, the corporation will reimburse them for their reasonable forwarding expenses. This proxy statement and the enclosed proxy card are first being given or sent to shareholders on or about May 27, 1999.

                        REVOCATION AND VOTING OF PROXIES

         The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. You may revoke any proxy given pursuant to this solicitation by delivering written notice of revocation to Richard S. Hannye, Esquire, Secretary of the corporation, at the address that appears above at any time before the proxy is voted at the meeting. Unless revoked, the proxyholders will vote any proxy given pursuant to this solicitation at the Meeting in accordance with the instructions of the shareholder giving the proxy. In the absence of instructions, proxyholders will vote all proxies FOR the election of the four nominees for Class III Director identified in this proxy statement. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, proxyholders will vote any proxy given pursuant to this solicitation in accordance with the recommendations of the management of the corporation.

                    VOTING SECURITIES, RECORD DATE AND QUORUM

         Shareholders of record at the close of business on May 7, 1999 are entitled to vote at the meeting and any adjournment or postponement thereof. At the close of business on May 7, 1999 there were issued and outstanding 7,731,768 shares of Class A common stock ($2.00 par value per share) and 1,695,878 shares of Class B common stock ($0.10 par value per share).

         Each shareholder is entitled to one vote for each share of Class A common stock held by the shareholder and ten votes for each share of Class B common stock held by the shareholder on all matters to be acted upon at the meeting, except that in the election of directors shareholders are entitled to vote shares cumulatively. See "ELECTION OF DIRECTORS--CUMULATIVE VOTING."

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the conduct of business. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in cases where the vote of a greater number of votes is required by law or under the Articles of Incorporation or Bylaws of the corporation. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         In the case of the election of directors and assuming the presence of a quorum, the four candidates for Class III receiving the highest number of votes in Class III shall be elected to the Board of Directors. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.


                             PRINCIPAL SHAREHOLDERS

         The following table shows the amount of outstanding common stock beneficially owned by each shareholder (including any "group" as the term is used in Section 3(d)(3) of the Securities Exchange Act of 1934) known by the Registrant to be the beneficial owner of more than 5% of such stock, and all directors and officers as a group. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share and may be converted into shares of Class A common stock at the rate of 1.15 shares of Class A common stock for each share of Class B common stock. Beneficial ownership is determined in accordance with applicable regulations of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the table set forth below, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of February 28, 1999. In addition, a person is deemed to beneficially own any stock for which he, directly or indirectly, through any contact, arrangement, understanding, relationship or otherwise has or shares:

         (i) voting power, which includes the power to vote or to direct the voting of the stock, or

         (ii) investment power, which includes the power to dispose or to direct the disposition of the stock.

Unless otherwise indicated in a footnote shares reported in this table are owned directly by the reporting person. The percent of class assumes all options exercisable within 60 days of February 28, 1999 have been exercised and, therefore, on a proforma basis, 7,523,803 shares of Class A common stock would be outstanding. The information is furnished as of February 28, 1999, on which date 7,224,883 Class A shares and 1,630,517 Class B shares were issued and outstanding.

                    NAME AND ADDRESS OF                SHARES BENEFICIALLY              PERCENT OF
                     BENEFICIAL OWNER                        OWNED                       CLASS(6)
                     ----------------                        -----                       --------
               Daniel M. Tabas (1)(4)(5)                3,774,898(Class A)                51.56%
               543 Mulberry Lane                        1,178,156(Class B)                72.26%
               Haverford, PA 19041

               Lee E. Tabas (2)(4)(5)                     648,572(Class A)                 8.85%
               1 Dove Lane                                107,274(Class B)                 6.58%
               Haverford, PA 19041

               Richard Tabas (3)(5)                            57(Class A)                   --%
               1309 Lafayette Road                        111,761(Class B)                 6.85%
               Gladwyne, PA 19035


(1) The 3,774,898 shares of Class A common stock and the 1,178,156 Class B shares beneficially owned by Daniel M. Tabas include: 2,341,327 shares of Class A common stock and 775,956 shares of Class B common stock held jointly with his wife, Evelyn R. Tabas; 63,264 shares of Class A common stock and 27,521 shares of Class B common stock owned by Rome Enterprises, a partnership controlled by Mr. Tabas; 1,052,211 shares of Class A common stock and 374,662 shares of Class B common stock owned by the children of Mr. Tabas; 220,959 shares of Class A common stock and 17 shares of Class B common stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 97,137 shares of Class A common stock that are exercisable within 60 days of February 28, 1999. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 3,774,898 shares of Class A common stock and 1,178,156 shares of Class B common stock. In calculating the tabulated percent of class, the options to purchase 97,137 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all options exercisable within 60 days of February 28, 1999 held by Mr. Tabas, were exercised.

(2) The 648,572 shares of Class A common stock and 107,274 shares of Class B common stock beneficially owned by Lee E. Tabas include: 216,370 shares of Class A common stock and 42,212 shares of Class B common stock owned jointly with his wife, Nancy Tabas; 3,716 shares of Class A common stock owned by his wife, Nancy Tabas; 120,721 shares of Class A common stock and 4,232 shares of Class B common stock owned by Mr. Tabas as custodian for his children; and options to purchase 103,759 shares of Class A common stock exercisable within 60 days of February 28, 1999. Mr. Tabas has sole power to vote and dispose of 440,850 shares of Class A common stock and 46,444 shares of Class B common stock. In addition, 204,006 shares of Class A common stock and 60,830 shares of Class B common stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 1 above. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control. In calculating the tabulated percent of class, the options to purchase 103,759 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all outstanding options held by Mr. Tabas which are exercisable within 60 days of February 28, 1999, were exercised.

(3) The 57 shares of Class A common stock and 111,761 shares of Class B common stock beneficially owned by Richard Tabas include: 74,273 shares of Class B common stock owned solely by Mr. Tabas; 13,049 shares of Class B common stock owned by his mother, Harriette Tabas; 57 shares of Class A common stock and 169 shares of Class B common stock owned by his wife, Leslie Silverman, Esquire; and 21,299 shares of Class B common stock owned by ANR Ventures, an entity partially controlled by Mr. Tabas. Upon information and belief, Mr. Tabas has sole power to vote and dispose of 77,244 shares of Class B common stock, shared power to vote or dispose of 21,299 shares of Class B common stock, and has no power to vote or dispose of 57 shares of Class A common stock and 13,049 shares of Class B common stock.

(4) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Murray Stempel, Howard Wurzak, members of their immediate families and their affiliates and associates, in the aggregate, own 4,666,290 shares of Class A common stock and 1,344,699 shares of Class B common stock.

(5) Daniel M. Tabas is the father of Lee E. Tabas and Robert R. Tabas, the uncle of Richard Tabas, and the father in law of Murray Stempel and Howard Wurzak.

(6) The percent of class assumes all options exercisable within 60 days of February 28, 1999 have been exercised and, therefore, on a pro forma basis, 7,224,883 shares of Class A common stock would be outstanding.

                              ELECTION OF DIRECTORS

         The Bylaws of the corporation provide that the Board of Directors consists of not less than 5 nor more than 25 persons and that the directors are classified with respect to the time they hold office by dividing them into 3 classes, as nearly equal in number as possible. The Bylaws further provide that the directors of each class are elected for a term of 3 year terms, so that the term of office of one class of directors expires at the annual meeting each year. The Bylaws also provide that the aggregate number of directors and the number of directors in each class of directors is determined by the Board of Directors. Any vacancy occurring on the Board of Directors is filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy holds office until the expiration of the term of office of the class of directors to which he or she was appointed.

         There are presently 14 members of the Board of Directors. There have been several changes in the membership of the corporation's Board of Directors since the 1998 Annual Meeting of Shareholders. On August 13, 1998, Susan Tabas Tepper, a Class I Director, resigned. On September 16, 1998, John M. Decker and Murray Stempel, III, were appointed to Class III. At the April 23, 1999, meeting of the corporation's Board of Directors, in accordance with Article 10 of the corporation's Bylaws, the directors fixed the number of directors in Class I at 4, the number in Class II at 5 and the number in Class III at 5. The Board of Directors then appointed Murray Stempel, III, who was a member of Class III, to fill the vacancy in Class I, and thereby make the size of the respective Classes as nearly even as possible. At the May 19, 1999 meeting of the corporation's Board of Directors, Terri N. Gelberg, a Class III Director, resigned and therefore the Board of Directors reduced the number of Directors from 14 to 13, and the number of Directors in Class III from 5 to 4.

         After the Annual Meeting there will be 4 directors in Class I and Class III and 5 directors in Class II, a total of 13 Directors. The Board of Directors has nominated the following 4 persons for election to the Board of Directors as Class III Directors for a term of 3 years:

                  Carl M. Cousins           Edward B. Tepper
                  John M. Decker            Lee E. Tabas

         The 9 Class I and Class II directors will continue in office.

         The Board of Directors has established, by resolution, a mandatory retirement age for directors. Upon reaching age seventy, a director must retire from the Board of Directors, but may become a Director Emeritus, who is entitled to attend meetings, but is not entitled to vote. There are currently six Directors Emeritus of the corporation: Anthony Arobone, Royal Flagg Jonas, Alfred Stein, Charles Willner, Frank Grossman and Maurice Tepper. Daniel M. Tabas reached age seventy during 1993; however, the Board of Directors decided, in view of his long-standing relationship with the corporation, ownership of shares of the corporation's common stock and his years of service to the corporation, to make an exception and permit Mr. Tabas to continue to serve on the Board of Directors.

                                CUMULATIVE VOTING

         In the election of directors, every shareholder entitled to vote has the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the number of directors in the class to be elected at the annual meeting. Every shareholder may cast his or her whole number of votes for one candidate or may distribute them among any 2 or more candidates in that class. The 4 candidates receiving the highest number of votes for Class III at the meeting will be elected. There are no conditions precedent to the exercise of cumulative voting rights. Daniel M. Tabas and Robert R. Tabas, the persons named as proxies, have the right to vote cumulatively and to distribute their votes among the nominees as they consider advisable, unless a shareholder indicates on his or her Proxy how votes are to be cumulated for voting purposes.

                INFORMATION ABOUT NOMINEES, CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

         Information concerning the directors of the corporation, including the 4 persons nominated for election to the Board of Directors as Class III Directors at the meeting, the 9 continuing directors and the executive officers of the corporation is set forth below, including the number of shares of common stock of the corporation beneficially owned, as of February 28, 1999, by each of them. Unless otherwise indicated in a footnote, each nominee and continuing director holds sole voting and investment power with respect to shares beneficially owned.

                                                        DIRECTOR           SHARES         PERCENT
                                                       OR OFFICER       BENEFICIALLY         OF
  NAME                                       AGE         SINCE             OWNED           STOCK
------------------------                     ---         -----             -----           -----
NOMINEES FOR CLASS III DIRECTOR

      Lee E. Tabas(1),(5)                    48          1980            648,572(A)         8.39%
                                                                         107,274(B)

      Edward B. Tepper                       59          1986             22.343(A)          .55%
                                                                          24,085(B)

      Carl M. Cousins                        66          1993              8,346(A)          .09%

      John M. Decker                         38          1998             15,225(A)          .17%


CLASS I DIRECTORS


      Daniel M. Tabas (3)(5)                 75          1980          3,774,898(A)        55.78%
                                                                       1,178,156(B)

      Joseph P. Campbell                     52          1982             75,224(A)          .83%

      Howard Wurzak(4)(5)                    43          1985                                .57%
                                                                          52,225(A)

      Murray Stempel, III(5)                 43          1998                907(A)          .01%


CLASS II DIRECTORS


      Albert Ominsky(2)                      65          1982             24,203(A)          .63%
                                                                          28,713(B)

      Robert R. Tabas(5),(6)                 43          1988            189,688(A)         2.83%
                                                                          59,269(B)

      Anthony J. Micale                      61          1997                500(A)          .01%

      Gregory T. Reardon                     45          1997                                .01%
                                                                             390(A)

      Jack R. Loew                           51          1997              4,622(A)          .05%

CLASS III DIRECTORS
      Lee E. Tabas(1),(5)                    48          1980              648,572(A)       8.39%
                                                                           107,274(B)

      Edward B. Tepper                       59          1986               22.343(A)        .55%
                                                                            24,085(B)

      Carl M. Cousins                        66          1993                8,346(A)        .09%

      John M. Decker                         38          1998               15,225(A)        .17%

      Terri Gelberg(7)                       50          1998                  100(A)        .01%



    EXECUTIVE OFFICERS

      James J. McSwiggan                     43          1993               14,968(A)        .16%
      Chief Financial Officer
      and Treasurer


      Richard S. Hannye                      41          1993                2,091(A)        .02%
      Secretary and General
      Counsel

                                                                                      -------------------
                                                                                      PERCENT OF CLASS(5)
      ALL DIRECTORS AND                                                               -------------------
      EXECUTIVE OFFICERS                     --            --            4,834,359(A)      64.25%
      AS A GROUP (16 PERSONS)                                            1,509,258(B)      92.56%
---------------------------------------------------------------------------------------------------------

The information in this table was furnished by beneficial owners or their representative and includes direct and indirect ownership.

We assume full conversion of Class B common stock to Class A common stock at the conversion factor of 1.15 shares of Class A shares for each share of Class B common stock. In calculating the tabulated percent of class for each officer and director who has exercisable stock options, the additional shares of Class A common stock to which the officer and director would be entitled upon the exercise of his options were added to the shares of Class A common stock currently held by the officer and director and to the total number of shares of Class A common stock outstanding assuming the officer and directors exercised all outstanding exercisable options.

The table includes options exercisable within 60 days of February 28, 1999, stock options unexercised, but currently exercisable, and stock beneficially owned.

The percent of class assumes all outstanding exercisable options and options exercisable within 60 days of February 28, 1999, issued to directors and officers, have been exercised and therefore, on a pro forma basis, 9,099,978 shares of Class A common stock would be outstanding at February 28, 1999.

(1) The 648,572 shares of Class A common stock and 107,274 shares of Class B common stock beneficially owned by Lee E. Tabas include: 216,370 shares of Class A common stock and 42,212 shares of Class B common stock owned jointly with his wife, Nancy Tabas; 3,716 shares of Class A common stock owned by his wife, Nancy Tabas; 120,721 shares of Class A common stock and 4,232 shares of Class B common stock owned by Mr. Tabas as custodian for his children; and options to purchase 103,759 shares of Class A common stock exercisable within 60 days of February 28, 1999. Mr. Tabas has sole power to vote and dispose of 440,850 shares of Class A common stock and 46,444 shares of Class B common stock. In addition, 204,006 shares of Class A common stock and 60,830 shares of Class B common stock are included under the beneficial ownership of Daniel M. Tabas described in footnote 3 below. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control. In calculating the tabulated percent of class, the options to purchase 103,759 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all outstanding options held by Mr. Tabas which are exercisable within 60 days of February 28, 1999, were exercised.

(2) The 24,203 shares of Class A common stock and 28,713 shares of Class B common stock beneficially owned by Mr. Ominsky include: 10,420 shares of Class A common stock and 28,713 shares of Class B common stock owned by Ominsky & Messa, P.C. as trustee for a rollover account for the benefit of Albert Ominsky; 4,590 shares of Class A common stock owned by Ominsky & Messa, P.C. Profit Sharing Plan, and options to purchase 9,193 shares of Class A common stock exercisable within 60 days of February 28, 1999.

(3) The 3,774,898 shares of Class A common stock and the 1,178,156 shares of Class B common stock beneficially owned by Daniel M. Tabas include: 2,341,327 shares of Class A common stock and 775,956 shares of Class B common stock held jointly with his wife, Evelyn R. Tabas; 63,264 shares of Class A common stock and 27,521 shares of Class B common stock owned by Rome Enterprises, a partnership controlled by Mr. Tabas; 1,052,211 shares of Class A common stock and 374,662 shares of Class B common stock owned by the children of Mr. Tabas; 220,959 shares of Class A common stock and 17 shares of Class B common stock controlled by Evelyn R. Tabas as custodian for her grandchildren; and options to purchase 97,137 shares of Class A common stock that are exercisable within 60 days of February 28, 1999. Mr. Tabas shares power with Evelyn R. Tabas to vote and dispose of 3,774,898 shares of Class A common stock and 1,178,156 shares of Class B common stock. In calculating the tabulated percent of class, the options to purchase 97,137 shares of Class A common stock were added to the shares of Class A common stock currently held by Mr. Tabas and to the total number of shares of Class A common stock outstanding assuming all options exercisable within 60 days of February 28, 1999 held by Mr. Tabas, were exercised.

(4) The 52,225 shares of Class A common stock beneficially owned by Mr. Wurzak include 43,032 shares which are owned solely by his children, Brittany, Chelsea and Jake Wurzak. Mr. Wurzak has no power to vote or dispose of these shares.

(5) Daniel M. Tabas, Lee E. Tabas, Robert R. Tabas, Murray Stempel, Howard Wurzak and members of their immediate families and their affiliates and associates, in the aggregate, own 4,666,290 shares of Class A common stock (62.54 % of Class A) and 1,344,699 shares of Class B common stock (82.47% of Class B), or 66.55% of Class A assuming full conversion of Class B common stock to Class A common stock at a conversion factor of 1.15 shares of Class A common stock for each share of Class B common stock..

(6) Included in Robert R. Tabas's beneficial ownership are 148,694 shares of Class A common stock and 54,610 shares of Class B common stock which are included in the beneficial ownership of Daniel M. Tabas described in footnote 3 above. These shares of common stock are held in a trust under which Daniel M. Tabas retains voting control.

(7) Ms. Gelberg resigned from the Board of Directors, effective May 19, 1999.

              NOMINEES FOR CLASS III DIRECTOR - (THREE YEAR TERM)

         Lee Evan Tabas is a DIRECTOR of the corporation and retired, effective May 31, 1999, as President and Chief Executive Officer of the corporation. He is the son of Daniel M. Tabas, the brother of Robert R. Tabas, and the brother-in-law of Howard Wurzak.

         Edward B. Tepper, a DIRECTOR of the corporation, is the Chairman of the Philadelphia Kixx, a professional indoor soccer team, and the President of Tepper Properties, a real estate investment company in Villanova, Pennsylvania.

         Carl M. Cousins, a DIRECTOR of the corporation, is the owner and principal veterinarian of Fairmount Animal Hospital in Philadelphia, Pennsylvania.

         John M. Decker is a Senior Vice President, Senior Lender and DIRECTOR of the corporation.

                                CLASS I DIRECTORS

         Joseph P. Campbell, a DIRECTOR of the corporation, was the corporation's Managing Director. Effective May 31, 1999, the Board of Directors appointed Mr. Campbell President and Chief Executive Officer of the corporation. Mr. Campbell is also employed by Tabas Enterprises on a part time basis.

         Daniel M. Tabas is the Chairman of the Board and a DIRECTOR of the corporation. Mr. Tabas is also Chief Executive Officer for Tabas Enterprises, which consists of various entities in the restaurant, hotel, real estate and entertainment businesses in the Philadelphia and Downingtown,

Pennsylvania areas. He is the father of Lee E. Tabas, Robert R. Tabas and the father-in-law of Howard Wurzak. (1)

         Murray Stempel, III, is a Vice President and a DIRECTOR of the corporation. Mr. Stempel is the son-in-law of Daniel M. Tabas, and brother-in-law of Lee E. Tabas, Robert R. Tabas and Howard Wurzak. Mr. Stempel was formerly a Director, Executive Vice President and General Manager of Ajax Adhesives Industries Inc.

         Howard Wurzak, a DIRECTOR of the corporation, is General Manager of the Twelve Caesars banquet facility in Philadelphia, Pennsylvania. He is the son-in-law of Daniel M. Tabas, and the brother-in-law of Lee E. Tabas, and Robert R. Tabas.(1)

--------------------------------------------------------------------------------
(1) During 1998, the corporation used the services of Twelve Caesars banquet facilities for customers, directors, and employee appreciation activities. Twelve Caesars complex is managed by Howard Wurzak, and owned by Daniel M. Tabas.

                               CLASS II DIRECTORS

         Jack R. Loew, a DIRECTOR of the corporation since January, 1997, is the President and Treasurer of Hough/Loew Associates, a design/build construction and development firm specializing in office, industrial and retail properties.

         Anthony J. Micale, a DIRECTOR of the corporation is President of Micale Management Corporation and owns and operates eight McDonald's restaurants.

         Albert Ominsky, a DIRECTOR of the corporation, is an attorney and President of the law firm of Ominsky & Messa, P.C. in Philadelphia, Pennsylvania.

         Gregory T. Reardon, a DIRECTOR of the corporation, is President of The Reardon Group, Inc. The Reardon Group, located in Glen Mills, Pennsylvania, comprises Weiss + Reardon & Company, PC (a regional public accounting firm); Reardon Consulting, Inc (a management consulting firm); and Valuation Advisors, Inc. (a business appraisal firm). The Reardon Group is devoted to healthcare and other highly regulated industries.

         Robert R. Tabas is a Senior Vice President, Senior Lender and DIRECTOR of the corporation. Mr. Tabas is a Vice President with Tabas Enterprises. He is the son of Daniel M. Tabas, brother of Lee E. Tabas and the brother-in-law of Howard Wurzak.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The committees of the Board of Directors are the Executive Board, the Audit Committee, and the Compensation, Stock Option and Appreciation Rights Plan Committee. The corporation does not have a standing Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the corporation in accordance with Section 10.1 of the corporation's Bylaws. Any shareholder who intends to nominate any candidate for election to the

Board of Directors must notify the Secretary of the corporation in writing not less than 60 days prior to the date of the annual meeting of shareholders or not later than 7 days after the date on which notice was given for any other meeting of shareholders called for the election of one or more directors.

         The Executive Board of the Board of Directors conducted twenty-three meetings in 1998. The members of the Executive Board during 1998 were Daniel M. Tabas, Lee E. Tabas, Albert Ominsky, Edward B. Tepper, Gregory T. Reardon, Howard Wurzak and Joseph P. Campbell. The Executive Board has authority to supervise and direct the finances and business of the corporation between the regular meetings of the Board of Directors.

         The Audit Committee met once in 1998. The members of the Audit Committee during 1998 were Daniel M. Tabas (ex officio), Lee E. Tabas (ex officio), Susan Tabas Tepper (who resigned as a director August 13, 1998), Jack
R. Loew, Terri N. Gelberg and Anthony J. Micale. The Audit Committee supervises the corporation's internal audit staff and reviews the outside certified public accounting firm's audit and management reports which are conducted annually.

         The Compensation Committee met once in 1998. The members of this committee in 1998 were Edward B. Tepper, Carl M. Cousins, Jack R. Loew, Joseph
P. Campbell and Terri N. Gelberg. Daniel M. Tabas and Lee E. Tabas attended the meetings in an ex officio capacity. The committee has the authority to manage, administer, amend and interpret the Stock Option Plan and to determine, among other things,

         (i)      the employees to whom awards shall be made under the plan;

         (ii) the type of the awards to be made and the amount, size and terms of the awards; and

         (iii) when awards shall be granted. Additionally, the committee reviews and determines compensation for all officers and employees of the corporation.

         The Investment Committee met 6 times in 1998. The members of this committee in 1998 were Daniel M. Tabas, Lee E. Tabas, Albert Ominsky, Anthony J. Micale, and Joseph P. Campbell.

         The Succession to the President Committee met 3 times in 1998. The members of this committee are Daniel M. Tabas, Lee E. Tabas, Gregory T. Reardon, Anthony J. Micale, Robert R. Tabas and Jack R. Loew.

         The Board of Directors of the corporation held twelve formal meetings during 1998. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the various committees on which he or she served.

         REMUNERATION OF DIRECTORS AND OFFICERS AND OTHER TRANSACTIONS

         Each member of the Board of Directors receives a fee of $500 per board meeting attended. Additionally, a director receives $300 for each committee meeting attended; however, directors who are also employees of the corporation are not compensated for attendance at committee meetings.

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid by the corporation to the Chief Executive Officer and each of the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1998, for services rendered during the past three fiscal years.


                                                                                OTHER       RESTRICTED  SECURITIES        ALL
                                                                                ANNUAL        STOCK     UNDERLYING       OTHER
                                                                             COMPENSATION    AWARD(S)     OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     SALARY($)   BONUS ($)(2)       ($)           ($)        SARS(#)       ($)(1)
---------------------------------------------------------------------------------------------------------------------------------
Daniel M. Tabas                          1998      324,007      130,413        32,000                     7,800         2,550
Chairman of the Board                    1997      318,200      130,463        32,000          --         7,800         2,550
                                         1996      308,112      129,509        30,800          --        21,589         2,550

Lee E. Tabas(3)                          1998      255,795       95,603        19,000                     7,800         2,550
President and CEO                        1997      251,210       95,640        18,900          --         7,800         2,550
                                         1996      243,247       94,941        17,800          --        17,044         2,550

Joseph P. Campbell(3)                    1998      162,213       37,309         6,000                     2,439         2,550
Managing Director                        1997      159,305       37,323         6,000          --         3,480         2,550
                                         1996      154,256       37,050         4,800          --         4,632         2,550

James J. McSwiggan                       1998      124,375       28,606          --                       1,870         2,550
Treasurer and CFO                        1997      122,146       28,617          --            --         2,668         2,550
                                         1996      118,274       28,408          --            --         3,078         2,550

Richard S. Hannye                        1998      161,681        --            1,020          --         1,621         2,550
Corporate Counsel                        1997      158,783        --            1,020          --         2,312         2,550
                                         1996      153,750        --              780          --         3,552         2,550
---------------------------------------------------------------------------------------------------------------------------------

(1) Consists of the Bank's contribution to its Employee 401(k) Pension Plan, under which the Board of Directors has an obligation to match 100% of the total employee contributions up to an annual maximum of $2,550. The Plan is administered by J. M. Singley Associates, Inc. Each employee participant is entitled to contribute up to 15% of his gross salary. Senior management executives are asked to refrain from contributing to the plan in the event the administrator determines their contributions would make the Plan top heavy. Each participant in the Plan will have credited to his Participant's Benefit Account his proportionate share of all appropriate amounts. Future benefits are based on future contributions.

(2) Bonuses of Messrs. Tabas, Campbell and McSwiggan are performance based and tied to goals set by the Stock Option, SARS and Compensation Committee.

(3) Mr. Tabas resigned as President and Chief Executive Officer, effective May 31, 1999. Mr. Campbell succeeded Mr. Tabas as President and Chief Executive Officer of the corporation. The position of Managing Director will be eliminated effective May 31, 1999.

EMPLOYEE OPTIONS/SAR GRANTS IN FISCAL YEAR 1998

                                                                                                         POTENTIAL REALIZED
                                                                                                              VALUE AT
                                                                                                           ASSUMED ANNUAL
                                         NUMBER OF        % OF TOTAL                                    RATES OF STOCK PRICE
                                        SECURITIES       OPTIONS/SARS      EXERCISE                       APPRECIATION FOR
                                        UNDERLYING        GRANTED TO       OR BASE                           OPTION TERM
                                       OPTIONS/SARS       EMPLOYEES         PRICE       EXPIRATION      ---------------------
                NAME                  GRANTED (#)(1)   IN FISCAL YEARS      ($/SH)         DATE           5%           10%
-----------------------------------------------------------------------------------------------------------------------------
Daniel M. Tabas                            7,800           19.574%          19.95        4/20/08        97,872       248,027

Lee E. Tabas                               7,800           19.574%          19.95        4/20/08        97,872       248,027

Joseph P. Campbell                         2,439            6.121%          19.95        4/20/08        30,604        77,556

James J. McSwiggan                         1,870            4.693%          19.95        4/20/08        23,464        59,463

Richard S. Hannye                          1,621            4.068%          19.95        4/20/08        20,340        51,545

----------------------------------------------------
(1) Pursuant to the employee stock option plan, the options are exercisable at 20% per year after the date of grant and must be exercised within ten years of the grant (April 20, 1998).


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND 1998 OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED                      VALUE OF
                           SHARES                                OPTIONS/SARS                   UNEXERCISED IN-THE MONEY
                          ACQUIRED                                    AT                            OPTIONS/SARS AT
                             ON            VALUE              DECEMBER 31, 1998                    DECEMBER 31, 1998
        NAME              EXERCISE       REALIZED        -----------------------------     --------------------------------
                             (#)            ($)          EXERCISABLE(#)  UNEXERCISABLE     EXERCISABLE($)    UNEXERCISABLE($)
-----------------------------------------------------------------------------------------------------------------------------
Daniel M. Tabas            --               --               97,137          46,369          1,810,116           540,645

Lee E. Tabas              104,284        2,921,398          103,759          39,615          2,033,523           431,309

Joseph P. Campbell         --               --               14,023          10,948            244,917            94,334

James J. McSwiggan         --               --               11,905           8,465            208,707            73,615

Richard S. Hannye          --               --                2,091           7,407             27,606            65,402

----------------------------------------------------
(1) Value of unexercised options/SARS is based used the closing stock price at December 31, 1998.


         During 1998, no present or former officer or employee of the corporation or its subsidiary and no individual who had a relationship with the corporation requiring disclosure under Item 404 of Regulation S-K participated in deliberations of the Compensation Committee, concerning executive officer compensation. Lee E. Tabas and Daniel M. Tabas attended the meetings in an ex-officio capacity, but did not vote.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors of Royal Bancshares of Pennsylvania, Inc. is responsible for the governance of the corporation and its subsidiaries. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the corporation's shareholders, customers and the communities served by the corporation and its subsidiaries. To accomplish the strategic goals and objectives of the corporation, the Board of Directors engages competent persons to accomplish these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfillment of its duties to accomplish the corporation's strategic mission. The corporation provides compensation to its employees.

         The fundamental philosophy of the corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The compensation program is administered by a committee comprised of outside directors. The objectives of the compensation committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans, to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the corporation, the results of which will be improved profitability, increased dividends to the corporation shareholders and subsequent appreciation in the market of the corporation's shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee increased the Chief Executive Officer's aggregate compensation by one percent (1%) to 1998 aggregate compensation of $370,398 in light of the corporation's 1997 performance accomplishments: net income of $9.4 million, return on average equity of $10.8. and nonperforming assets to total assets of 1.09%. Chief Executive Officer's compensation consists of a base salary, a bonus, and perquisites. For 1998, the CEO bonus was directly tied to specific performance goals, some of which are listed above. The increase in the CEO base salary and perquisites in 1998 were based on the committees subjective determination after a review of all information, including the above that it deems relevant. Future methods of determining CEO compensation may differ.

EXECUTIVE OFFICERS COMPENSATION

         The committee increased the corporation's four executive officer's 1998 aggregate compensation by one percent (1%) to 1998 aggregate compensation of $1,030,624, in light of the above performance results. Executive Officer compensation consists of a base salary, a bonus, and perquisites. For 1998, the Executive Officer's bonus was directly tied to specific performance goals, some of which are listed above. The increase in the Executive Officer's base salary and perquisites in 1998 were based on the committee's subjective determination after a review of all information, including the above, that it deems relevant. Future methods of determining Executive Officer compensation may differ.

         Total compensation opportunities available to the employees of the corporation are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the corporation's success. Individuals are reviewed annually on a calendar year basis. The corporation strives to offer compensation that is competitive with that offered employees of comparable size in our industry. Through these compensation policies, the corporation strives to meets its strategic goals and objectives to its constituencies and provide compensation that is fair and meaningful to its employees.

                             COMPENSATION COMMITTEE

                  Edward B. Tepper          Carl M. Cousins
                  Jack R. Loew              Terri N. Gelberg
                  Joseph P. Campbell


INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         In the ordinary course of business, Royal Bank of Pennsylvania, the corporation's wholly-owned banking subsidiary, has had, and expects to have in the future, banking transactions with directors, officers, principal shareholders of the corporation and the Bank and their associates which involve substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with others and no more than the normal risk of collectability or other unfavorable features. During the three years ended December 31, 1998, no transaction of the above nature exceeded $9,000,000 or 10 percent of the equity capital accounts of the corporation.

         The largest aggregate amount of indebtedness to the corporation and the Bank during the year 1998, by all directors and officers of the corporation and bank as a group, and their associates was $14,393,830. The total of such outstanding loans at December 31, 1998 was $14,393,830. Interest rates ranged for fixed rates from 7.5 percent to 10.5 percent. Floating rates ranged from prime to prime plus 2.5 points.

         The corporation has had and intends to have business transactions in the ordinary course of business with directors, officers and associates on comparable terms as those prevailing from time to time for other nonaffiliated vendors of the corporation. In particular, the corporation has used hospitality services of Directors Howard Wurzak, and Daniel Tabas.

                         COMMON STOCK PERFORMANCE GRAPH

         The following performance graph shows cumulative investment returns to shareholders based on the assumptions that (A) an investment of $100 was made on December 31, 1992, in each of the following: (i) Royal Bancshares of Pennsylvania, Inc. Class A common stock, (ii) the stock of all United States companies trading on the NASDAQ market, and (iii) common stock of the peer group of Mid-Atlantic banks with less than $500 million in assets; and (B) all dividends were reinvested in such securities over the past five years.


                        ROYAL BANCSHARES OF PENNSYLVANIA

                                                                  TOTAL RETURN PERFORMANCE

                                                                         PERIOD ENDING
                                        -----------------------------------------------------------------------------------
INDEX                                   12/31/93       12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
---------------------------------------------------------------------------------------------------------------------------
Royal Bancshares of Pennsylvania         100.00         115.61         161.28         206.59         457.60         338.43
NASDAQ - Total US                        100.00          97.75         138.26         170.01         208.58         293.21
Royal Bancshares Peer Group              100.00         111.38         132.62         165.33         253.89         256.38


                        BENEFICIAL OWNERSHIP - COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the corporation's officers and directors, and persons who own more than 10% of the registered class of the corporation's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the corporation copies of all Section 16(a) forms they file.

         Based solely on its review of forms that were received from certain reporting persons, or written representations from reporting persons that no Forms 5 were required for those persons, the corporation believes that during the period January 1, 1998 through December 31, 1998, its officers and directors were in compliance with all filing requirements applicable to them.

                                LEGAL PROCEEDINGS

         In the opinion of the management of the corporation, there are no proceedings pending to which the corporation and the bank are a party or to which its property is subject, which, if determined adversely to the corporation and the bank, would be material in relation to the corporation's and the bank's financial condition. There are no proceedings pending other than litigation incident to the business of the corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation and the bank by government authorities.

                              SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2000 Annual Meeting of Shareholders must deliver the proposal in writing to the President of Royal Bancshares of Pennsylvania, Inc. at its principal executive offices, 732 Montgomery Avenue, Narberth, Pennsylvania 19072, not later than Thursday, February 21, 2000.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                             ADDITIONAL INFORMATION

     A COPY OF THE CORPORATION'S 1998 ANNUAL REPORT TO SHAREHOLDERS IS ENCLOSED. UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, AS REQUIRED TO BE FILED WITH SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 WILL BE PROVIDED WITHOUT CHARGE. REQUESTS SHOULD BE ADDRESSED TO JAMES J. MCSWIGGAN, TREASURER AND CFO, ROYAL BANCSHARES OF PENNSYLVANIA, INC., 732 MONTGOMERY AVENUE, NARBERTH, PENNSYLVANIA 19072.